SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                 --------------

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of

                       The Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 15, 1997


                           THE RECOVERY NETWORK, INC.
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               (Exact Name of Registrant as Specified in Charter)


          Colorado                      0-22913                 39-1731029
(State or Other Jurisdiction          (Commission              (IRS Employer
      of Incorporation)                File No.)             Identification No.)



1411 5th Street, Suite 200, Santa Monica, California              90401
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(Address of Principal Executive Offices)                       (Zip Code)


        Registrant's telephone number, including area code (310) 393-3979


                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)



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ITEM 2.     ACQUISITION OF ASSETS.

(a) On December 15, 1997, The Recovery Network, Inc., a Colorado corporation (the "Company"), acquired FMS Productions, Inc., a
            California corporation ("FMS"), pursuant to the merger (the "Merger") of FMS with and into Recovery Direct, Inc., a Colorado corporation ("Recovery Direct"), a wholly-owned subsidiary of the Company. The Merger was effected pursuant to an Agreement and Plan of Merger (the "Agreement and Plan of Merger") dated as of December 10, 1997 among the Company, Recovery Direct, FMS and each of John Frederick, P. Randall Frederick, Jan Smithers, Joe C. Wood, Jr., Sharon R. Irish and Charles S. Sapp.

            As a result of the Merger, all of the issued and outstanding capital stock of FMS, consisting of 133 shares of common stock, no par value (the "FMS Stock"), were exchanged for an aggregate of 44,000 shares of the Company's common stock, $.01 par value (the "Common Stock"), allocated pro rata among the holders of FMS Stock (collectively, the "Sellers").

            Pursuant to the Agreement and Plan of Merger, (i) Recovery Direct entered into employment agreements with each of John C. Frederick and Joe C. Wood, and the Company guaranteed the payment of all sums due to such employees under such agreements; (ii) the Company entered into a registration rights agreement with each of the Sellers (collectively, the Registration Rights Agreements") entitling such Sellers to have their shares of Common Stock registered under the Securities Act of 1933 (the "Act") in any registration statement filed by the Company under the Act except for a registration statement filed by the Company under the Act pursuant to the sale by the holders of 400,000 shares of Common Stock sold by the Company to such holders in March and April 1997; and (iii) FMS was permitted to repay up to $40,000 of certain liabilities personally guaranteed by one of the Sellers.

            The Merger was structured as a reverse triangular merger intended to qualify as a tax free reorganization. For accounting purposes, the Merger will be accounted for using the purchase method.

            The foregoing summary of the terms of the Merger Agreement, the Merger and the Registration Rights Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement and the Registration Rights Agreements, copies of which are filed as Exhibit 2.1 and 4.1, respectively, and incorporated herein by reference.

            The terms of the  Merger  were  determined  in  accordance  with the
            Merger   Agreement  and  were   established   through  arm's  length
            negotiations between the Company and FMS.

            Prior to the Merger, the Company did not beneficially own, directly or indirectly, any of the voting securities of FMS, apart from any beneficial ownership interest it may have had as a result of entering into the Merger Agreement. Prior to the Merger, the Company was party to a licensing agreement with FMS, pursuant to which payments were made for broadcast rights to certain films in the FMS library.



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(b)         Through its  acquisition of FMS, the Company  acquired a distributor and producer of educational films and videos and a film library of such films and videos that were produced both by FMS and by third parties.

            The Company intends to continue using property, plant and equipment acquired pursuant to the Merger for the purposes previously noted.

ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

            (a)         Financial Statements of Business Acquired.

                        To be filed by amendment.

            (b)         Pro Forma Financial Information.

                        To be filed by amendment.

            (c)         Exhibits.


         Exhibit
           No.                          Description
         ------                         -----------

            2.1 Agreement and Plan of Merger dated as of December 10, 1997 among the Company, Recovery Direct, FMS and each of John Frederick, P. Randall Frederick, Jan Smithers, Joe
                        C. Wood, Jr., Sharon R. Irish and Charles S. Sapp.

            4.1 Form of Registration Rights Agreement dated December 10, 1997 between the Company and each of the Sellers.




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                                   SIGNATURES

            Pursuant to the requirement of the securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 24, 1997                    THE RECOVERY NETWORK, INC.


                                             By: /s/ William D. Moses
                                                ----------------------------
                                                   William D. Moses
                                                   President and Chief Executive
                                                   Officer



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                                  EXHIBIT INDEX



Exhibit                                                                  Page
  No.                         Description                                 No.
-------                       -----------                               ------

2.1 Agreement and Plan of Merger dated as of December 10, 1997 between and among the Company, Recovery Direct, FMS and each of John Frederick, P. Randall Frederick, Jan Smithers, Joe C. Wood, Jr., Sharon R. Irish and Charles
            S. Sapp

4.1 Form of Registration Rights Agreement dated December 10, 1997 between the Company and each of the Sellers.





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